205 DATURA STREET
                                                      WEST PALM BEACH, FL 33401
                                                      (561) 803-9900


Fidelity Bankshares to Present at the Sandler O'Neill & Partners Financial Services Conference

West Palm Beach,  FL, November 10, 2005 -- Fidelity  Bankshares,  Inc.  (Nasdaq:
FFFL), the holding company for Fidelity Federal Bank & Trust, announced today that CEO Vince Elhilow and CFO Richard Aldred will present at the Sandler O'Neill & Partners Financial Services Conference in Naples, Fla., on Thursday, Nov. 17 at 8:55 a.m.

The  conference  will  be  webcast  live  at  http://www.sandleroneill.com.   In
addition, the company's presentation will be available via audio conference by dialing (617) 213-8860.

An   investment    profile   on   Fidelity    Bankshares   may   be   found   on
http://www.hawkassociates.com/fffl/profile.htm.

At Sept. 30, 2005, Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, had assets of $3.94 billion and deposits of $3.32 billion and operates in Florida through 48 offices in Palm Beach, Martin and St. Lucie counties.

For more information, contact Chairman and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900, or Frank Hawkins or Julie Marshall, Hawk Associates, Inc., at (305) 451-1888, e-mail: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on http://www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on http://www.hawkassociates.com.

Forward-Looking Statements: When used in this report, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the company's market area and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company wishes to advise readers that the factors listed above could affect the company's financial performance and could cause the company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.